Exhibit 10.1
AMENDMENT 1 TO
SEMICONDUCTOR PATENT LICENSE AGREEMENT
This AMENDMENT 1 TO SEMICONDUCTOR PATENT LICENSE AGREEMENT (“Amendment”), effective as of the date of the later signature below (the “Amendment Effective Date”), is made by and between Rambus Inc., a corporation duly organized and existing under the laws of Delaware, U.S.A., having its principal place of business at 1050 Enterprise Way, Suite #700, Sunnyvale, California 94089, U.S.A., (hereinafter “Rambus”) and SK hynix Inc., a corporation duly organized and existing under the laws of Korea., having its principal place of business at 2091, Gyeongchung-daero, Bubal-eub, Icheon-si, Gyeonggi-do, Korea (hereinafter “SK hynix”) and amends that certain Semiconductor Patent License Agreement between the parties with an effective date of July 1, 2013 (such agreement, the “Agreement”).
WHEREAS, in light of unforeseen circumstances, the parties desire to amend and supplement the Agreement in accordance with the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1.	Expiration Date. As of the Amendment Effective Date, Section 1.18 of the Agreement is replaced in its entirety with the following:
“1.18 “Expiration Date” means either:
(a) July 1, 2024 (at 12:00 a.m., Pacific Daylight Time); or
(b) July 1, 2027 (at 12:00 a.m., Pacific Daylight Time) if SK hynix elects to exercise its option to make such later date the Expiration Date by providing Rambus with a written notice of such election by no later than the earlier of:
(i) [***]; and
(ii) March 31, 2024.”

2.	Integrated Circuit. As of the Amendment Effective Date, Section 1.27 of the Agreement is replaced in its entirety with the following:
“1.27 “Integrated Circuit” means a single, discrete integrated circuit chip, in any form factor, including wafer, cingulated die, or packaged die, such as, without limitation, packaged system-on-chips (SOCs), package-on-packages (POPs), package-in-packages (PIPs), memory cards, smart cards, and solid-state drives (SSDs).”

3.	Paid-Up Product. As of the Amendment Effective Date, Section 1.37 of the Agreement is replaced in its entirety with the following:
“1.37 “Paid-up Product” means (a) each SK hynix Product that is an SDR DRAM or LPSDR DRAM, and (b) each double-data rate DRAM (including each graphics-based and low-power DRAM) that (i) implements the minimum set of features, parameters, and protocols defined or recommended in any JEDEC published specification for such double-data rate DRAM, (ii) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in such JEDEC-published specification, and (iii) has been sold in arms-length transactions to Third Parties by SK hynix and/or one or more of its Subsidiaries prior to September 30, 2019 (if SK hynix fails to provide Rambus with a written notice of its election to exercise its option to make July 1, 2027 the Expiration Date in accordance with Section 1.18 above) or September 30, 2022 (if SK hynix has provided Rambus with a written notice of its election to exercise its option to make July 1, 2027 the Expiration Date in accordance with Section 1.18 above) [***]. Notwithstanding the foregoing sentence, any product that constitutes a Rambus Leadership Product, and each physical instantiation thereof, shall be deemed not to be a Paid-up Product.”

4.	SK hynix Product. As of the Amendment Effective Date, Section 1.59 of the Agreement is replaced in its entirety with the following:
“1.59 “SK hynix Product” means, an Integrated Circuit or Component, for which SK hynix or any of its Subsidiaries either:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(a)	owns the entire design of such Integrated Circuit or Component with no limitations on how it may use such design; and/or,

(b)
has a license from the party or parties that created or otherwise owns the design of such Integrated Circuit or Component, under which license SK hynix and/or its Subsidiaries (i) can make (and/or have made) such Integrated Circuit or Component; (ii) is free to Sell such made (or have made) Integrated Circuit or Component without restriction as to whom SK hynix and/or its Subsidiaries may Sell such Integrated Circuit or Component; and (iii) is not required or bound to discriminate in price or other terms with respect to such Integrated Circuit.”

5.	Term Product. As of the Amendment Effective Date, Section 1.66 of the Agreement is replaced in its entirety with the following:
“1.66 “Term Product” means each SK hynix Product that is an (a) Other DRAM; (b) DRAM Controller; (c) Synchronous Flash Memory; (d) Synchronous Flash Controller; (e) SerDes IC; and (f) any other Integrated Circuit or Component other than a Paid-Up Product. Notwithstanding the foregoing sentence, any product that constitutes a Rambus Leadership Product shall be deemed not to be a Term Product.”

6.	Quarterly License Payments.

(a)	As of the Amendment Effective Date, Section 4.1 of the Agreement is replaced in its entirety with the following:
“4.1 Quarterly License Payment. For each calendar quarter that occurs between the Effective Date and the Expiration Date, SK hynix will pay to Rambus a quarterly license payment of twelve million United States Dollars (US$12,000,000; each such payment, a “Quarterly License Payment”), provided that:

(a)
for each of the six (6) full calendar quarters immediately following July 1, 2015, SK hynix will pay to Rambus (in lieu of an unadjusted Quarterly License Payment) an adjusted Quarterly License Payment of sixteen million United States Dollars (US$16,000,000); and

(b)
in addition, SK hynix shall have the option to make six (6) adjusted Quarterly License Payments (each, an “Adjusted Quarterly License Payment”) by providing to Rambus written notice of its election to exercise such option, provided that such notice shall be made no earlier than December 1, 2017, in which case for each of the first six (6) consecutive full calendar quarters following the six (6) month anniversary of Rambus’ receipt of such notice, SK hynix will pay to Rambus (in lieu of an unadjusted Quarterly License Payment) an Adjusted Quarterly License Payment of eight-million United States Dollars (US$8,000,000), provided that SK hynix may retract such election a single time (thus preserving it for a later date) by providing to Rambus written notice of such retraction by no later than thirty (30) days before the first day of the quarter in which, absent such retraction, the first associated Adjusted Quarterly License Payment would have come due.”

(b)	As of the Amendment Effective Date, Section 5.1(a)(ii) of the Agreement is replaced in its entirety with the following:
“Starting with the Quarterly License Payment associated with the fourth calendar quarter of 2013, SK hynix shall pay Rambus each subsequent Quarterly License Payments within ten (10) United States business days of its receipt (as determined for notices under Section 9.2) of Rambus’ invoice therefor. Rambus shall invoice SK hynix for each of the subsequent Quarterly License Payments no earlier than thirty (30) days after the first day of the quarter to which each such Quarterly License Payment relates.”

7.	Taxes. As of the Amendment Effective Date, the following new sentence shall be added to the end of Section 5.3 of the Agreement:
“5.3 Taxes. Upon Rambus’ written request and at Rambus’ expenses, SK hynix shall reasonably assist Rambus in a dispute between Rambus and the Korea National Tax Authority with respect to refund of the withholding tax remitted in relation to this section.”

8.	Future Contingencies.

(a)	As of the Amendment Effective Date, the Agreement is supplemented with the following Section 6.6:
“[***]”

(b)	As of the Amendment Effective Date, the Agreement is supplemented with the following Section 7.3:
“[***]”

(c)	As of the Amendment Effective Date, Section 9.4 of the Agreement is supplemented with the following:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Notwithstanding the foregoing, SK hynix shall be entitled to, and Rambus hereby agrees to, assign this Agreement to a successor to all or substantially all of SK hynix’s DRAM assets, provided that (a) SK hynix is not in breach of, and has not breached, this Agreement as of the date of such assignment and (b) such successor agrees in writing with Rambus to be bound, as if it were SK hynix, by this Agreement as so assigned.”

9.
Press Release. The parties shall issue a press release with respect to the Agreement as amended and supplemented by this Amendment in a mutually acceptable form. Each party agrees that, after the issuance of such press release, each party shall be entitled to disclose the general nature of this Agreement as so amended and supplemented, but that the terms and conditions of this Agreement as so amended and supplemented, to the extent not already disclosed pursuant to such press release, shall be treated as Confidential Information in accordance with Section 7 of the Agreement.

10.
Miscellaneous. Except as specifically amended hereby, the Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.
RAMBUS INC.        SK HYNIX INC.
By: /s/ Kevin Donnelly        By: /s/ Kyung-hyun Min
Name: Kevin Donnelly        Name: Kyung-hyun Min
Title: Senior Vice President    Title: Vice President, General Counsel
Date: June 15, 2015        Date: June 17, 2015

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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